Exhibit 99.1

Day One to Acquire Mersana Therapeutics to Advance Mission to Bring New Medicines to People of All Ages with Life-Threatening Diseases

Acquisition expands Day One’s portfolio with novel antibody-drug conjugate (ADC) emiltatug ledadotin (Emi-Le)

Emi-Le has demonstrated early anti-tumor activity in an ongoing Phase 1 study for adenoid cystic carcinoma type-1 (ACC-1), a cancer with high unmet need and a lack of therapeutic options

Day One will apply existing scientific and commercial capabilities to this investigational innovative therapeutic with a clear potential registration path

Company to host conference call and webcast today, November 13, 8:00 am Eastern Time

BRISBANE, Calif., Nov. 13, 2025 – Day One Biopharmaceuticals, Inc. (Nasdaq: DAWN) (“Day One” or the “Company”), a biopharmaceutical company dedicated to developing and commercializing targeted therapies for people of all ages with life-threatening diseases, today announced it has signed a definitive merger agreement for Day One to acquire Mersana Therapeutics, Inc. (“Mersana”).

The transaction positions the Company for continued success and expansion of its oncology portfolio, adding Emi-Le, a potential first-in-class monotherapy for patients with ACC, an aggressive cancer with a well-defined patient population and high unmet need, most often arising from the salivary gland. The early anti-tumor activity observed with Emi-Le in an ongoing Phase 1 study, in a disease with a clear unmet medical need, may support a fast path to registration. Emi-Le represents an innovative and differentiated ADC directed against B7-H4, a well-characterized target in certain cancers. B7-H4 is highly expressed in ACC as well as in other adult and pediatric cancers. As a novel targeted investigational agent with monotherapy anti-tumor activity intended for a well-defined patient population without any approved therapies or a clear standard of care, the Company believes that Emi-Le is well positioned for potential rapid development and commercialization.

“This acquisition will add a potential game-changing new medicine to the Day One portfolio and, if approved, will broaden our opportunities for patient impact and for continued growth and value creation,” said Jeremy Bender, Ph.D., chief executive officer of Day One. “The addition of the Emi-Le program to our portfolio allows us to leverage the research and development expertise, and the commercial capabilities, that already exist within Day One to address underserved, rare and life-threatening cancers in patients of all ages.”

Terms of the Agreement

Under the terms of the definitive merger agreement, Day One will promptly commence a tender offer to acquire all of the outstanding shares of Mersana common stock at a price of $25 per share in cash at closing plus one non-tradable CVR per share to receive certain potential milestone payments of up to an aggregate of $30.25 per CVR in cash, for total consideration of up to $55.25 per share in cash, representing a total equity value of approximately $129 million at closing and representing a total deal value of up to approximately $285 million. The CVR is payable subject to certain terms and conditions of achievement of the following milestones:

Clinical Milestones

•	A development milestone related to an existing partnership agreement: $1.25 per share

•	Breakthrough Therapy Designation for ACC granted by FDA: $1.00 per share

•	First dosing of a participant in a registrational trial of Emi-Le for ACC-1: $4.00 per share

Regulatory/Sales Milestones

•	Regulatory approval granted by FDA in Emi-Le for ACC-1: $9.00 per share

•	First commercial sale of Emi-Le in a major EMA market: $2.00 per share

•	First commercial sale of Emi-Le in Japan: $1.00 per share

•	Annual net sales of Emi-Le exceed $100 million by 2032: $2.00 per share

•	Annual net sales of Emi-Le exceed $200 million by 2035: $4.00 per share

•	Annual net sales of Emi-Le exceed $300 million by 2037: $6.00 per share

Day One expects to finance the acquisition with existing cash resources. Day One’s strong cash position and financial profile is expected to enable development of Emi-Le through potential approval with no additional financing required.

The transaction is expected to close by the end of January 2026, subject to receipt of applicable regulatory approvals and the satisfaction of other customary conditions.

Advisors

Gordon Dyal & Co., LLC is acting as the exclusive financial advisor to Day One, with Fenwick & West LLP serving as legal counsel. TD Cowen is acting as financial advisor to Mersana, with Wilmer Cutler Pickering Hale and Dorr LLP serving as legal counsel.

Conference Call

Day One will host a conference call and webcast today, Nov. 13 at 8:00 am Eastern Time. To access the live conference call by phone, dial 877-704-4453 (domestic) or 201-389-0920 (international), and provide the access code 13757215. Live audio webcast will be accessible from the Events page. To ensure a timely connection to the webcast, it is recommended that participants register at least 15 minutes prior to the scheduled start time. An archived version of the webcast will be available for replay on the Events section of the Day One Media & Investors page for 30 days following the event.

About Day One Biopharmaceuticals

Day One Biopharmaceuticals is a commercial-stage biopharmaceutical company that believes when it comes to pediatric cancer, we can do better. The Company was founded to address a critical unmet need: the dire lack of therapeutic development in pediatric cancer. Inspired by “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan, Day One aims to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

Day One partners with leading clinical oncologists, families, and scientists to identify, acquire, and develop important targeted cancer treatments. The Company’s pipeline includes tovorafenib (OJEMDA™) and DAY301.

Day One is based in Brisbane, California. For more information, please visit www.dayonebio.com or find the Company on LinkedIn or X.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that have generated a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes Emi-Le (emiltatug ledadotin; XMT-1660), a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Additional Information about the Transaction and Where to Find It

The tender offer described in this communication (the Offer) has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Mersana or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an Offer to Purchase, a Letter of Transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (SEC) by Day One and Emerald Merger Sub, Inc. (Purchaser), and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Mersana. The offer to purchase shares of Mersana common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at Day One’s website at ir.dayonebio.com and (once they become available) will be mailed to the stockholders of Mersana free of charge. The information contained in, or that can be accessed through, Day One’s website is not a part of, or incorporated by reference in, this filing. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Day One and Mersana file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Mersana and Day One with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “goal” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of Mersana and the expected benefits therefrom; and other statements that are not historical facts. These forward-looking statements are based on Day One’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Day One’s ability to complete the transaction on the proposed terms and schedule, or at all; whether the various conditions to the consummation of the transaction under the merger agreement will be satisfied or waived; whether stockholders of Mersana tender sufficient shares in the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of legal proceedings that may be instituted against Day One, Mersana and/or others relating to the transaction and the risk that such legal proceedings may result in significant costs of defense, indemnification and liability; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the risk that Day One will not be able to retain the employees of Mersana following the closing of the transaction given the at-will nature of their employment; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks related to future opportunities and plans for Mersana and its product candidates, including uncertainty of the expected financial performance of Mersana and its product candidates and the possibility that the milestone payments related to the contingent value right will never be achieved and that no milestone payment may be made; the possibility that if Day One does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Day One’s shares could decline; as well as other risks related to Day One’s and Mersana’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Day One’s and Mersana’s respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2024 and subsequent quarterly and current reports filed with the SEC. Day One undertake no duty or obligation to update any forward-looking statements contained in this communication as a result of new information, future events or changes in their expectations, except as required by law.

DAY ONE MEDIA

Laura Cooper, Head of Communications

media@dayonebio.com

DAY ONE INVESTORS

LifeSci Advisors, PJ Kelleher

pkelleher@lifesciadvisors.com

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